                                                                    EXHIBIT 4.49

                          FIRST SUPPLEMENTAL INDENTURE

                           dated as of January 1, 1991

                                      among

                             C&S/SOVRAN CORPORATION
                            (as successor by merger)

                          SOVRAN FINANCIAL CORPORATION

                                       and

                        BANKERS TRUST COMPANY, as Trustee

                                       to

                                  that certain

                                    INDENTURE

                           dated as of April 16, 1986

                                     between

                          SOVRAN FINANCIAL CORPORATION

                                       and

                        BANKERS TRUST COMPANY, as Trustee

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                          FIRST SUPPLEMENTAL INDENTURE

         THIS FIRST SUPPLEMENTAL INDENTURE (this "Supplemental Indenture") is made as of the 1st day of January, 1991, among Sovran Financial Corporation, a corporation organized and existing under the laws of the Commonwealth of Virginia having its principal offices at One Commercial Place, Norfolk, Virginia 23510 (the "Company"), C&S/Sovran Corporation, a corporation organized and existing under the laws of the State of Delaware having its principal offices jointly at One Commercial Place, Norfolk, Virginia 23510 and 35 Broad Street, N.W., Atlanta, Georgia 30303 ("C&S/Sovran"), and Bankers Trust Company, a corporation organized and existing under the laws of the State of New York (the "Trustee").

                                   WITNESSETH:

         WHEREAS, the Company and Trustee entered into an Indenture, dated as of April 16, 1986 (the "Indenture"), providing for the issuance from time to time of the Company's unsecured debentures, notes or other evidences of indebtedness;

         WHEREAS, the Company has issued 9.25% Notes Due 2006 under the Indenture (the "Notes"); and

         WHEREAS, it is contemplated that the Company will merge with and into C&S/Sovran with C&S/Sovran as the surviving corporation of such merger (the "Merger"); and

         WHEREAS, C&S/Sovran wishes to assume the Company's obligations under the Indenture and the Notes, as required by Section 801(1) of the Indenture, by entering into this Supplemental Indenture;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the Company, Trustee and C&S/Sovran hereby agree as follows:

         1. C&S/Sovran hereby represents and warrants to the Trustee for its benefit and for the benefit of the Holders of the Securities (as those terms are defined in the Indenture) that:

                  (a) it is a corporation duly organized and validly existing under the laws of the State of Delaware;

                  (b) the execution and delivery of this Supplemental Indenture have been duly authorized by the Board of Directors of C&S/Sovran; and

                                        2

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                  (c) all things necessary to be done on the part of C&S/Sovran to make this Supplemental Indenture a valid agreement of C&S/Sovran, in accordance with its terms, have been done.

         2. C&S/Sovran hereby expressly assumes, effective as of the effective time of the Merger, the due and punctual payment of the principal of (and premium, if any) and interest on all of the Notes and any other Securities that may be issued from time to time after the date hereof pursuant to the Indenture and the performance of every covenant of the Indenture on the part of the Company to be performed or observed.

                                        3

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         IN WITNESS WHEREOF, the parties hereto have caused this First
Supplemental Indenture to be duly executed and their respective seals to be hereunto affixed and attested, all as of the day and year first above written.

                                       SOVRAN FINANCIAL CORPORATION

[SEAL]
                                       By:      /s/ Albert B. Gornto, Jr.
                                          --------------------------------------
Attest:                                         Albert B. Gornto, Jr., Chairman
                                                of the Board of Directors and
/s/ Page D. Cranford                            Chief Executive Office
----------------------------------
Page D. Cranford, Deputy Secretary

                                       C&S/SOVRAN CORPORATION

[SEAL]
                                       By:      /s/ Albert B. Gornto, Jr.
                                          --------------------------------------
Attest:                                         Albert B. Gornto, Jr., Chairman
                                                of the Executive Committee
/s/ Page D. Cranford
----------------------------------
Page D. Cranford, Secretary

                                       BANKERS TRUST COMPANY, as Trustee

[SEAL]
                                       By:      /s/ Nancy L. Wilson
                                          --------------------------------------
Attest:
                                       Printed: Nancy L. Wilson
                                       Title:   Assistant Secretary
/s/ John J. Mazzuca
----------------------------------

Printed: John J. Mazzuca
Title: Assistant Secretary

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